UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2017

ONVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35164	91-1859172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

509 Olive Way, Suite 400

Seattle, Washington 98101

(Address of Principal Executive Offices) (Zip Code)

(206) 282-5170

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Introductory Note

As previously disclosed on October 5, 2017 in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Onvia, Inc. (the “Company”), the Company is a party to the Agreement and Plan of Merger, dated as of October 4, 2017 (the “Merger Agreement”), by and among the Company, Project Diamond Intermediate Holdings Corp. (“Parent”), a Delaware corporation and the parent company of Deltek, Inc. (“Deltek”), a Delaware corporation, and Project Olympus Merger Sub, Inc. (“Purchaser”), a Delaware corporation and a wholly owned subsidiary of Parent, pursuant to which, on November 17, 2017, Purchaser merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Surviving Corporation”). Upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 19, 2017 (as may be amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (as may be amended or supplemented from time to time, the “Letter of Transmittal,” and, together with the Offer to Purchase, the “Offer”), Purchaser made an all-cash tender offer to purchase any and all issued and outstanding shares of common stock, par value $0.0001 per share (each, a “Share,” and collectively, the “Shares”), of the Company, at a price of $9.00 per share (the “Offer Price”), net to the seller thereof in cash, without interest and subject to any applicable withholding taxes.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Offer expired as scheduled at 12:00 midnight, New York City time, at the end of the day on November 16, 2017 (the “Expiration Date”), and was not further extended. Broadridge Corporate Issuer Solutions, Inc., the depositary for the Offer (the “Depositary”), advised Purchaser that, as of the Expiration Date, a total of 6,793,935 Shares had been validly tendered pursuant to the Offer and not properly withdrawn, representing approximately 81.4% of the Shares then outstanding (including Shares issuable (i) upon the exercise of outstanding stock options, (ii) upon the vesting of outstanding restricted stock units, or (iii) on October 31, 2017 pursuant to the Company’s Amended 2000 Employee Stock Purchase Plan, as amended (the “ESPP”)). In addition, Notices of Guaranteed Delivery had been delivered with respect to 33,049 Shares that have not yet been validly tendered, representing approximately 0.4% of the Shares then outstanding (including Shares issuable (i) upon the exercise of outstanding stock options, (ii) upon the vesting of outstanding restricted stock units, or (iii) on October 31, 2017 pursuant to the ESPP).

Accordingly, all conditions to the Offer were satisfied and on November 17, 2017, Purchaser accepted for payment (such time of acceptance for payment, the “Acceptance Time”) all Shares validly tendered and not properly withdrawn pursuant to the Offer on or prior to the Expiration Date, and payment for such Shares has been made to the Depositary, which will act as paying agent for the tendering stockholders for purposes of receiving payments from Purchaser and transmitting such payments to the tendering stockholders.

On November 17, 2017, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), Purchaser effected the Merger. At the effective time of the Merger (the “Effective Time”), each Share then outstanding (other than any Shares owned by the Company or by Parent, Purchaser, Deltek or any other wholly owned subsidiary of Parent, those Shares accepted for purchase pursuant to the Offer and Shares held by stockholders who have properly and validly perfected appraisal rights in compliance in all respects with Section 262 of the DGCL) was converted automatically into the right to receive from Purchaser an amount in cash, without interest and subject to any applicable withholding taxes, equal to the Offer Price (the “Merger Consideration”), payable to the holder thereof upon surrender of the certificate formerly representing, or book-entry transfer of, such Share.

The aggregate purchase price paid for all equity securities of the Company was approximately $70 million.

The foregoing summary description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on October 5, 2017, and is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the Effective Time, the Shares were listed and traded on the NASDAQ Capital Market (“NASDAQ”) under the symbol “ONVI.” In connection with the consummation of the Merger, the Company requested that NASDAQ suspend trading of the Shares at the close of business on November 17, 2017, remove the Shares from listing on NASDAQ, and file a notification of removal from listing on Form 25 with the SEC with respect to the delisting of the Shares and the deregistration of the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of the Shares on NASDAQ was halted prior to the opening of trading on November 17, 2017. The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Shares and suspending the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

Upon the Effective Time, holders of Shares immediately prior to the Effective Time ceased to have any rights as stockholders in the Company (other than the right to receive the Merger Consideration). The information set forth in Item 2.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Offer, a change of control of the Company occurred at the Acceptance Time. Upon the consummation of the Merger, the Company became a wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, each of Jeffrey C. Ballowe, James L. Brill, Roger L. Feldman, Russell Mann, D. Van Skilling and George I. Stoeckert resigned as directors of the Board of Directors of the Company (the “Company Board”) and from all committees of the Company Board on which such directors served, effective as of the Effective Time. Upon consummation of the Merger, the board of directors of the Surviving Corporation consists of the members of the board of directors of Purchaser immediately prior to the Effective Time.

In connection with the consummation of the Merger, each of Russell Mann and Cameron S. Way resigned from each of his offices with the Company, effective as of the Effective Time. Upon consummation of the Merger, the officers of the Surviving Corporation are the officers of Purchaser immediately prior to the Effective Time.

The information required by Item 5.02 of Form 8-K regarding the new directors and officers of the Surviving Corporation has been previously disclosed in Schedule A to the Offer to Purchase, filed as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed by Parent and Deltek on October 19, 2017 with the SEC, which information is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated so as to read in their entirety as set forth in Exhibit 3.1 and 3.2 hereto, respectively, which exhibits are incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 4, 2017, by and among Onvia, Inc., Project Diamond Intermediate Holdings Corp. and Project Olympus Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Onvia, Inc.’s Current Report on Form 8-K filed October 5, 2017 (File No. 001-35164)).

3.1	Amended and Restated Certificate of Incorporation of Onvia, Inc.

3.2	Amended and Restated Bylaws of Onvia, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONVIA, INC.

Date: November 17, 2017	By: /s/ Russell Mann Name: Russell Mann Title: Chief Executive Officer